Exhibit 99.2

Quad/Graphics to Acquire Courier Corporation as Part of Strategy to Transform Book Platform

Transaction to Maximize Value for Courier and Quad/Graphics Shareholders While Creating Opportunities for Customers and Employees

SUSSEX, WI and NORTH CHELMSFORD, MA — January 16, 2015 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”) and Courier Corporation (Nasdaq: CRRC) (“Courier”) jointly announced a definitive agreement by which Quad/Graphics will acquire Courier, a leading innovator in book manufacturing, publishing and content management. The acquisition accelerates Quad/Graphics’ three-year strategy to transform its book platform, which the Company announced earlier this week.

Under terms of the agreement, Quad/Graphics will acquire Courier in a transaction valued at approximately $260 million, including approximately $25 million in net debt and capital leases as of December 31, 2014. Quad/Graphics will pay Courier shareholders the equivalent of a total purchase price of $20.50 per share, consisting of cash and shares of Quad/Graphics Class A common stock. Each Courier shareholder will have the right to elect to receive cash or Quad/Graphics common stock, subject to proration in the event that shareholders elect to receive more than 54% cash or more than 46% stock. Quad/Graphics will pay an aggregate amount consisting of approximately $129 million in cash and approximately 4.8 million shares.

The transaction has been approved by both companies’ boards of directors and is subject to customary closing conditions, including regulatory approval and approval by Courier’s shareholders. Quad/Graphics expects the acquisition to close by mid-year, be accretive to earnings in 2016, and that the purchase price multiple will be less than five times Adjusted EBITDA after taking into account anticipated synergies. Upon closing of the transaction, James F. Conway III will join Quad/Graphics as President of the Book Division.

“We are excited about the opportunities ahead with Courier as part of our Company, and the value it creates for both our companies’ clients and shareholders,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Courier has a legacy of superior quality and exceptional customer service, and is a well-known innovator in every aspect of book production, from content management to printing, binding, distribution and integration with electronic media.”

Courier was an early adopter of the digital print technology that is rapidly changing the dynamics of the book industry, Quadracci explained. “Using digital technology, Courier pioneered the development of customization solutions that now bring class-specific versions of academic textbooks to millions of students each year. The company has continually reinvested in its platform, and with our previously announced investment in 20-plus digital presses and integrated systems, together we will accelerate a broad industry transition to a print-on-demand, zero-inventory model.”

Said James F. Conway III, Courier’s Chairman, President and CEO: “After a careful and thorough evaluation process, the Courier board has determined that the transaction with Quad/Graphics maximizes value for our shareholders. The board strongly believes that this transaction achieves that result, providing a substantial premium for our shareholders.”

Conway continued: “I am delighted to bring Courier together with another company that shares our values, offers complementary capabilities and opens up a world of additional opportunities. We are confident that the combination of our two companies will create the most opportunities for customers and employees well into the future. Like Courier, Quad/Graphics represents the very best in technology and service for the 21st-century marketplace. The addition of Courier’s four-color offset presses, digital inkjet presses, end-to-end process management and integrated software solutions further enhances Quad/Graphics’ efforts to transform the book industry to the benefit of publishers and readers everywhere.”

“We look forward to welcoming Courier’s clients and employees to Quad and redefining the book supply chain for the benefit of publishers everywhere,” Quadracci said.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Quad/Graphics and Courier operate and beliefs of and assumptions made by Quad/Graphics management and Courier management, involve uncertainties that could significantly affect the financial results of Quad/Graphics or Courier or the combined company.  Words such as “aim,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “believe,” “hope,” “seek,” “target,” “continue,” “estimate,” “will,” “may,” “would,” “could,” “should,” or variations of such words and similar expressions or the negative thereof are intended to identify such forward-looking statements, which generally are not historical in nature.  Such forward-looking statements include, but are not limited to, statements regarding the financial condition, results of operations and business of Quad/Graphics and Courier and the combined businesses of Quad/Graphics and Courier and certain plans and objectives of Quad/Graphics and Courier with respect thereto, including the expected benefits of the proposed transactions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, (iii) increased or unanticipated competition, (iv) risks associated with acquisitions, (v) availability of financing and capital, (vi) risks associated with achieving expected revenue synergies or cost savings, (vii) risks associated with the ability to consummate the transaction and the timing of the closing of the transaction, (viii) risks associated with the integration of Quad/Graphics’ and Courier’s respective businesses, and (ix) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Quad/Graphics and Courier from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither Quad/Graphics nor Courier undertakes any duty to update any forward-looking statements appearing in this document.

Additional Information about the Proposed Transaction and Where to Find It:
In connection with the proposed transaction, Quad/Graphics expects to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Courier that also constitutes a prospectus of Quad/Graphics. Courier will mail the proxy statement/prospectus to its shareholders. Quad/Graphics and Courier also plan to file other relevant documents with the SEC regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Quad/Graphics and Courier with the SEC at the SEC’s website at www.sec.gov.  Copies of the documents filed by Quad/Graphics with the SEC will be available free of charge on Quad/Graphics’ website at www.QG.com or by contacting Quad/Graphics Investor Relations at IR@qg.com.  Copies of the documents filed by Courier with the SEC will be available free of charge on Courier’s website at www.courier.com or by contacting Courier Investor Relations at investorrelations@courier.com.

This communication is not a solicitation of a proxy from any investor or shareholder.  However, Courier and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  You can find information about Courier’s executive officers and directors in Courier’s annual report on Form 10-K filed on December 1, 2014, and its definitive proxy statement filed with the SEC on December 10, 2013.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Courier using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD), a leading global printer, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print’s ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of print production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

About Courier Corporation

Courier Corporation is America’s second largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under two brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

Quad/Graphics Media Contact:

Claire Ho, Quad/Graphics Director of Corporate Communications, 414-566-2955, Claire.Ho@qg.com

Quad/Graphics Investor Relations Contact:

Kelly Vanderboom, Quad/Graphics Vice President & Treasurer, 414-566-2464, Kelly.Vanderboom@qg.com

Courier Investor Relations Contact:

Peter Folger, Courier Senior Vice President and Chief Financial Officer, 978-251-6000, investorrelations@courier.com

Courier Media Contact:

Averell Withers or Nick Leasure at Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449

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